The Cash Management Trust of America
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$248,482
Class B	$3,707
Class C	$3,813
Class F	$769
Total	$256,771
Class 529-A	$5,392
Class 529-B	$176
Class 529-C	$481
Class 529-E	$296
Class 529-F	$244
Class R-1	$553
Class R-2	$11,229
Class R-3	$11,147
Class R-4	$6,593
Class R-5	$3,873
Total	$39,984

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0187
Class B	$0.0147
Class C	$0.0140
Class F	$0.0175
Class 529-A	$0.0179
Class 529-B	$0.0140
Class 529-C	$0.0134
Class 529-E	$0.0159
Class 529-F	$0.0185
Class R-1	$0.0138
Class R-2	$0.0138
Class R-3	$0.0160
Class R-4	$0.0176
Class R-5	$0.0191

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	15,392,190
Class B	371,522
Class C	450,677
Class F	63,846
Total	16,278,235
Class 529-A	355,022
Class 529-B	17,550
Class 529-C	49,585
Class 529-E	22,128
Class 529-F	17,880
Class R-1	53,347
Class R-2	916,600
Class R-3	814,514
Class R-4	431,004
Class R-5	244,925
Total	2,922,555

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00